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                                                                    EXHIBIT 23.4



                                    CONSENT



    Rosen Consulting Group hereby consents to the use of its report regarding the New York economy and midtown Manhattan office market, the references to the firm and such report under the captions "New York Economy and Manhattan Office Market" and "Experts" in the Registration Statement on Form S-11 of The Mendik Company, Inc. and the inclusion of its report as an exhibit thereto.



                                          Rosen Consulting Group
                                          By: /s/ KENNETH T. ROSEN
                 ---------------------------------------------------------------
                                          Name: Kenneth T. Rosen
                                          Title: President, RCG



Date: January 22, 1997